Exhibit 10.5
2011 Performance Based Restricted Stock Unit Agreement
NCR 2006 Stock Incentive Plan

You have been awarded a number of restricted stock units (the “Stock Units”) under the NCR Corporation 2006 Stock Incentive Plan, as amended and restated effective December 31, 2008 (the “Plan”), as described on the restricted stock unit information page on the website of the third party Plan administrator for NCR Corporation (referred to herein, together with its affiliate companies, as “NCR”), subject to the terms and conditions of this 2011 Performance Based Restricted Stock Unit Agreement (this “Agreement”) and the Plan.

1.Subject to potential reduction as set forth in Section 2 and further subject to the other terms and conditions of this Agreement, one hundred and fifty percent of the Stock Units will become nonforfeitable (“Vested”) on March 3, 2014 (your “Vesting Date”), provided that (i) the Compensation and Human Resource Committee of the NCR Board of Directors (the “Committee”) has certified that NCR has achieved the level of Return on Capital (as defined below) described in your award letter for the period from January 1, 2011, through December 31, 2012 (the “Performance Period”), and (ii) you are continuously employed by NCR until your Vesting Date. In all cases, the Committee shall certify whether NCR has achieved the specified level of Return on Capital within seventy (70) days following the end of the Performance Period.

2.The actual number of Stock Units that become Vested based on achieving the level of Return on Capital during the Performance Period described in your award letter may be reduced by the Committee in its sole and absolute discretion following the end of the Performance Period based on such factors as the Committee determines to be appropriate and/or advisable including without limitation NCR's achievement of Non-Pension Operating Income Minus Capital Charge (“NPOICC”) for all or a portion of the Performance Period. It is the current intention of the Committee that the Committee will exercise its discretion to reduce the number of Stock Units earned pursuant to Section 1 based on NCR's achievement of NPOICC for 2011 as set forth in the table below, such that: (i) if NCR's achievement of NPOICC for fiscal year 2011 is below the “Threshold” level, then the Committee intends to reduce the number of Stock Units earned pursuant to Section 1 to zero; (ii) if NCR's achievement of NPOICC for fiscal year 2011 is between the “Threshold” and “Target” levels, then the Committee intends to reduce the number of Stock Units earned pursuant to Section 1 to between 25% and 100% of the Stock Units awarded; and (iii) if NCR's achievement of NPOICC for fiscal year 2011 is above the “Target” level, the Committee intends to reduce the number of Stock Units earned pursuant to Section 1 to between 100% and 150% of the Stock Units awarded. Notwithstanding the foregoing, in the event that NCR's achievement of NPOICC for fiscal year 2011 is above the “Target” level and NCR's achievement of NPOICC for fiscal year 2012 is less than the “Target” level for fiscal year 2011, then the Committee intends to reduce the number of Stock Units earned pursuant to Section 1 to 100% of the Stock Units awarded. Notwithstanding the foregoing, the Committee reserves the right to deviate from such reduction formula based on achievement of NPOICC and may reduce the number of Stock Units that will Vest based on such other factors as the Committee in its sole and absolute discretion determines to be appropriate and/or advisable; provided, however, that it is the intention of the Committee that it will deviate from such reduction formula based on achievement of NPOICC only in extreme and unusual circumstances.

NPOICC Level	Stock Units Earned (as a % of Stock Units Awarded)
Threshold	25%
Target	100%
Maximum	150%

3.“NPOICC” is defined as (A minus (B times C)). “A” equals “Non-Pension Operating Income” (which is operating income before defined benefit pension expense (or income) and including costs attributable to stock options) for the fiscal year, as reported by NCR at the conclusion of the fiscal year. “B” equals “Controllable Capital”, which is working capital (comprised of accounts receivable plus inventory, minus the sum of accounts payable, deferred revenue and customer deposits), plus the sum of Property, Plant & Equipment, other current assets excluding taxes, and capitalized software, minus the sum of payroll and employee benefits and other current liabilities, excluding taxes and severance (FAS 112 liability). “C” equals 10%, which approximates NCR's weighted average cost of capital.

4.For purposes of this Agreement, “Return on Capital” shall mean Non-Pension Operating Income divided by Controllable Capital, each as defined in Section 3 above.

5.Except as may be otherwise provided in Sections 6 or 7 below or pursuant to an election under Section 14(k)

of the Plan: (i) any Vested Stock Units that constitute a “deferral of compensation” subject to Section 409A of the Code will be paid to you within seventy (70) days after the earlier of (a) your Vesting Date, or (b) your Termination of Employment (as defined in the Plan); and (b) any Vested Stock Units that do not constitute a “deferral of compensation” subject to Section 409A of the Code will be paid to you within seventy (70) days after your Vesting Date (or such earlier date of the Stock Units become Vested pursuant to Section 6). Such Vested Stock Units will be paid to you in shares of NCR common stock (such that one Stock Unit equals one share of NCR common stock) or, in NCR's sole discretion, in an amount of cash equal to the Fair Market Value (as defined in the Plan) of such number of shares of NCR common stock as of the Vesting Date (or such earlier date upon which the Stock Units have become Vested pursuant to Section 6 of this Agreement), or a combination thereof.

6.Certain Events Prior to Your Vesting Date.
(a)    In the event of your Termination of Employment with NCR prior to your Vesting Date due to: (i) your death, or (ii) cessation of active employment by NCR as a result of a disability for which you qualify for benefits under the NCR Long-Term Disability Plan or another long-term disability plan sponsored by NCR (“Disability”), then a pro rata portion of the Stock Units will become Vested, effective as of the date of your Termination of Employment. The pro rata portion will be determined by multiplying the “Target” number of Stock Units described in Section 2 (100% of the Stock Units awarded) by a fraction, the numerator of which is the number of full and partial months of employment you completed after the date of grant of this award (the “Grant Date”), and the denominator of which is the number of full and partial months between the Grant Date and March 3, 2014. In the event of your Termination of Employment with NCR prior to the end of the Performance Period as a result of Disability, then, to the extent that your Stock Units constitute a “deferral of compensation” subject to Section 409A of the Code and subject to Section 7 below, the pro rata portion of your Vested Stock Units will be paid within seventy (70) days following the end of the Performance Period.
(b)    In the event of your Termination of Employment with NCR prior to the Vesting Date due to: (i) your Retirement (defined as termination by you of your employment with NCR at or after age 55 with the consent of the Committee other than, if applicable to you, for Good Reason (as described below) during the 24 months following a Change in Control (as defined in the Plan)); or (ii) involuntary termination of your employment by the Company for any reason other than for Cause (as defined in the Plan), other than termination by the Company during the 24 months following a Change in Control; then, based upon the Committee's certification of Return on Capital and any discretionary reduction in the number of Vested Stock Units pursuant to Section 2, a pro rata portion of the Stock Units will become Vested, effective as of the end of the Performance Period or, if later, the date of your Termination of Employment. The pro rata portion will be determined calculating the total number of shares (or amount of cash) you would have received (through Vesting of Stock Units) if your NCR employment had not terminated prior to your Vesting Date, and multiplying that number by a fraction, the numerator of which is the number of full and partial months of employment that you completed after the Grant Date, and the denominator of which is the number of full and partial months between the Grant Date and March 3, 2014. In the event of your Termination of Employment with NCR prior to the end of the Performance Period under the circumstances described in this Section 6(b), then, subject to Section 7 below, the pro rata portion of your Vested Stock Units will be paid within seventy (70) days following the end of the Performance Period.
(c)    Notwithstanding any provision in this Agreement to the contrary other than Sections 8, 13, 14, 15 and 22:
(i)in the event a Change in Control occurs on or prior to December 31, 2011 and this restricted stock unit award is not assumed, converted or replaced by the continuing entity, the Stock Units shall Vest immediately prior to the Change in Control (without regard to performance or pro-ration) at the “Target” level described in Section 2 (100% of the Stock Units awarded);

(ii)in the event a Change in Control occurs after December 31, 2011 and this restricted stock unit award is not assumed, converted or replaced by the continuing entity, the Stock Units shall Vest immediately prior to the Change in Control as follows:

(A)    if such Change in Control occurs prior to the end of the Performance Period, the Stock Units will Vest (without regard to performance after the Change in Control or pro-ration) based on actual performance for fiscal year 2011 (without adjustment based on performance for fiscal year 2012) and the Committee's reduction of the number of Stock Units earned in accordance with the table set forth in Section 2, and
(B)    if such Change in Control occurs on or after the end of the Performance Period, the Stock Units will Vest (without regard to pro-ration) based on actual performance during the Performance Period and the Committee's reduction of the number of Stock Units earned in accordance with the table set forth in Section 2;
(iii)except as provided in clause (v), in the event of a Change in Control on or prior to December 31, 2011 wherein this restricted stock unit award is assumed, the Stock Units will Vest on your Vesting Date (without regard to performance or pro-ration) at the “Target” level described in Section 2 (100% of the Stock Units awarded), subject to your continued employment through and until your Vesting Date;

(iv)except as provided in clause (v), in the event of a Change in Control after December 31, 2011 wherein this restricted stock unit award is assumed, the Stock Units shall Vest on your Vesting Date as follows:

(A)    if such Change in Control occurs prior to the end of the Performance Period, the Stock Units will Vest (without regard to performance after the Change in Control or pro-ration) based on actual performance for fiscal year 2011 (without adjustment based on actual performance for fiscal year 2012) and the Committee's reduction of the number of Stock Units earned in accordance with the table set forth in Section 2, subject to your continued employment through and until your Vesting Date, and
(B)     if such Change in Control occurs on or after the end of the Performance Period, the Stock Units will Vest (without regard to pro-ration) based on actual performance during the Performance Period and the Committee's reduction of the number of Stock Units earned in accordance with the table set forth in Section 2, subject to your continued employment through and until your Vesting Date; and
(v)notwithstanding the provisions of clause (iii) and (iv) to the contrary, if, during the 24 months following the Change in Control, you incur a Termination of Employment by NCR other than for Cause (as defined in the NCR Change in Control Severance Plan, to the extent that you are a participant in the NCR Change in Control Severance Plan at the time of such Termination of Employment; otherwise as defined in the Plan) or Disability or, if you are a participant in the NCR Change in Control Severance Plan, an NCR Severance Policy or a similar arrangement that defines “Good Reason” in the context of a resignation following a Change in Control and you terminate your employment for Good Reason as so defined, to the extent not then-Vested, the Stock Units shall Vest immediately upon your Termination of Employment at the level specified in clause (iii) or (iv) as applicable. In the event of your Termination of Employment with NCR on or prior to the end of the Performance Period under the circumstances described in this Section 6(c)(v), then, subject to Section 7 below, the pro rata portion of your Vested Stock Units will be paid within seventy (70) days following the end of the Performance Period.

(d)    Except as otherwise provided in this Section 6, if your employment terminates prior to your Vesting Date for any reason, the Stock Units will automatically terminate and be forfeited and no shares or cash will be issued or paid (as the case may be).
7.    Section 409A of the Code. The intent of the parties is that payments under this Agreement comply with Section 409A of the Code or are exempt therefrom, and this Agreement shall be interpreted, administered and governed in accordance with such intent.
(a)    Termination of Employment. A Termination of Employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of Stock Units subject to Section 409A of the Code upon or following a Termination of Employment unless such termination is also a “separation from service” within the meaning of Section 409A and you are no longer providing services (at a level that would preclude the occurrence of a “separation from service” within the meaning of Section 409A) to NCR as an employee or consultant, and for purposes of any such provision of this Agreement, references to a “termination,” “Termination of Employment” or like terms shall mean “separation from service” within the meaning of Section 409A of the Code.
(b)    Payment Delay for Specified Employees. If you are a “specified employee” on the date of your separation from service, as determined under NCR's policy for identifying specified employees, then to the extent required in order to comply with Section 409A of the Code, all payments made under this Agreement that constitute a “deferral of compensation” within the meaning of Section 409A of the Code that are provided as a result of your “separation from service” within the meaning of Section 409A of the Code for any reason other than your death and that would otherwise be paid or provided during the first six months following such separation from service shall be accumulated through and paid within 30 days after the first business day that is more than six months after the date of your separation from service (or, if you die during such six-month period, within 30 days after your death).

(c)    Acceleration of Payment. Notwithstanding anything to the contrary contained in this Agreement, NCR may, at any time in its sole discretion and to the extent permitted by Treasury Regulation § 1.409A-3(j)(4)(ix)(B), terminate this Agreement and pay all outstanding Stock Units to you within 30 days before or 12 months after a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of NCR within the meaning of Section 409A of the Code.
8.    By accepting this award, unless disclosure is required by applicable law or regulation, you agree to keep this Agreement confidential and not to disclose its contents to anyone except your attorney, your immediate family, or your financial consultant, provided such persons agree in advance to keep such information confidential and not disclose it to others. The Stock Units will be forfeited if you violate the terms and conditions of this Section.
9.    In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extra-ordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of NCR, the Committee or the Board of Directors of NCR shall make such substitutions or adjustments as it deems appropriate and equitable to the number and kind of securities subject to outstanding awards. In the case of Corporate Transactions (as defined in the Plan), such adjustments may include, without limitation, (1) the cancellation of outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee or the Board of Directors of NCR in its sole discretion, provided, that in the event of the cancellation of such awards pursuant to this clause (1), the awards shall Vest in full immediately prior to the consummation of such Corporate Transaction; (2) the substitution of other property (including, without limitation, cash or other securities of NCR and securities of entities other than NCR) for the Stock Units subject to outstanding awards; and (3) in connection with any Disaffiliation (as defined in the Plan), arranging for the assumption of awards, or replacement of awards with new awards based on other property or other securities (including, without limitation, other securities of NCR and securities of entities other than NCR), by the affected Subsidiary, Affiliate (as such terms are defined in the Plan), or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to awards that remain based upon NCR securities). The Committee will adjust the Performance Goals (as defined in the Plan) applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles and as identified in NCR's financial statements, notes to the financial statements, management's discussion and analysis or other NCR filings with the Securities and Exchange Commission.
10.    At all times before your Vesting Date, the Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated, except by beneficiary designation, will or by the laws of descent and distribution upon your death. As soon as practicable after your Vesting Date, if Stock Units are to be paid in the form of shares of NCR common stock, NCR will instruct its transfer agent and/or third party Plan administrator to record on your account the number of such shares underlying the number of Stock Units, and such shares will be freely transferable.
11.    Any cash dividends declared before your Vesting Date on the shares underlying the Stock Units shall not be paid currently, but shall be converted into additional Stock Units. Any Stock Units resulting from such conversion (the “Dividend Units”) will be considered Stock Units for purposes of this Agreement and will be subject to all of the terms, conditions and restrictions set forth herein. As of each date that NCR would otherwise pay the declared dividend on the shares underlying the Stock Units (the “Dividend Payment Date”) in the absence of the reinvestment requirements of this Section, the number of Dividend Units will be determined by dividing the amount of dividends otherwise attributable to the Stock Units but not paid on the Dividend Payment Date by the Fair Market Value of NCR's common stock on the Dividend Payment Date.
12.    (a)    NCR has the right to deduct or cause to be deducted, or collect or cause to be collected, with respect to the taxation of the Stock Units, any federal, state or local taxes required by the laws of the United States or any other country to be withheld or paid with respect to the Stock Units, and you or your legal representative or beneficiary will be required to pay any such amounts. Except as otherwise provided in this Section, your acceptance of this award of Stock Units constitutes your instruction to NCR and any brokerage firm determined acceptable to NCR for such purpose to sell on your behalf the whole number of shares of NCR common stock underlying the Vested Stock Units as NCR determines to be appropriate to generate cash proceeds sufficient to satisfy such tax withholding requirements. Any such shares of NCR common stock will be sold on the day(s) the requirement to withhold taxes arises (e.g., the date that Stock Units become Vested) or as soon thereafter as practicable. You will be responsible for all brokerage fees and other costs of sale, and you agree to indemnify and hold NCR harmless from any losses, costs, damages, or expenses related to any such sale. You acknowledge that neither NCR nor its designee is under any obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the tax withholding requirements. Accordingly, you agree to pay to NCR as soon as practicable, including through additional payroll withholding, any amount of such taxes required to be withheld that is not satisfied by the sale of NCR common stock described above. You acknowledge that this Section is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is to be interpreted to comply with the requirements of Rule 10b5-1(c), and that you are not aware of any material, nonpublic information with respect to NCR or any securities of NCR as of the date of this Agreement.
(b)    Notwithstanding the foregoing, if at the time that any shares of NCR common stock would otherwise be sold to satisfy tax withholding requirements pursuant to Section 12(a) you are an executive officer subject to the provisions of Section 16 of the Exchange Act, you hereby consent and direct that, in lieu of such sale, NCR shall withhold the whole number of shares of NCR common stock underlying the Vested Stock Units as NCR, in its sole discretion, deems necessary to satisfy such tax withholding requirements, and you agree to pay to NCR, including through additional payroll withholding, any amount of such taxes required to be withheld that is not satisfied by the withholding of common stock described in this Section.
(c)    Notwithstanding the foregoing, if you are paid through a non-United States NCR payroll system, you agree that NCR may satisfy any tax withholding requirements with respect to the Stock Units by withholding cash from compensation otherwise due to you or by any other action as it may deem necessary to satisfy the tax withholding requirements.
13.    In exchange for the Stock Units, you agree that during your employment with NCR and for a twelve (12) month period after the termination of employment (or if applicable law mandates a maximum time that is shorter than twelve (12) months, then for a period of time equal to that shorter maximum period), regardless of the reason for termination, you will not, yourself or through others, without the prior written consent of the Chief Executive Officer of NCR: (a) render services directly or indirectly to, or become employed by, any Competing Organization (as defined in this Section) to the extent such services or employment involves the development, manufacture, marketing, advertising, sale or servicing of any product, process, system or service which is the same or similar to, or competes with, a product, process, system or service manufactured, sold, serviced or otherwise provided by NCR, its subsidiaries or affiliates, to its customers and upon which you worked or in which you participated during the last two (2) years of your NCR employment; (b) directly or indirectly recruit, hire, solicit or induce, or attempt to induce, any exempt employee of NCR, its subsidiaries or affiliates, to terminate his or her employment with NCR, its subsidiaries or affiliates, or otherwise cease his or her relationship with NCR, its subsidiaries or affiliates; or (c) solicit the business of any firm or company with which you worked during the preceding two (2) years while employed by NCR, including customers of NCR, its subsidiaries or affiliates. If you breach the terms of this Section, you agree that in addition to any liability you may have for damages and/or equitable relief arising from such breach, any Stock Units that have not yet Vested will be immediately forfeited, and you will pay to NCR the Fair Market Value of any Stock Units that Vested, or the amount of cash paid to you in lieu of such Stock Units, during the twelve (12) months prior to the date of termination of your employment. Such Fair Market Value shall be determined as of your Vesting Date. If you breach the terms of this Section prior to your Vesting Date but after your employment terminates due to the circumstances described in the Section 6(a), your award will be forfeited and you will not receive a pro rata portion of the Stock Units.
As used in this Section, “Competing Organization” means (i) an organization identified as a Competing Organization by the Chief Executive Officer of NCR for the year in which your employment with NCR terminates, and (ii) any other person or organization which is engaged in or about to become engaged in research on or development, production, marketing, leasing, selling or servicing of a product, process, system or service which is the same or similar to or competes with a product, process, system or service manufactured, sold, serviced or otherwise provided by NCR to its customers. The list of Competing Organizations identified by the Chief Executive Officer referenced in subpart (i) of this paragraph is available from the NCR Law Department.
14.    By accepting the Stock Units, you acknowledge and agree that, to the extent that the Stock Units constitute “Covered Incentive Compensation” subject to the terms of NCR's Compensation Recovery Policy, as the same may be in effect from time to time (the “Compensation Recovery Policy”), then, notwithstanding any other provision of this Agreement to the contrary, you may be required to forfeit or repay any or all of the Stock Units pursuant to the terms of the Compensation Recovery Policy. Further, you acknowledge and agree that NCR may, to the extent permitted by law, enforce any repayment obligation pursuant to the Compensation Recovery Policy by reducing any amounts that may be owing from time-to-time by NCR to you, whether as wages, severance, vacation pay or in the form of any other benefit or for any other reason.
15.    By accepting the Stock Units, you agree that, where permitted by local law, any controversy or claim arising out of or related to this Agreement or your employment relationship with NCR (including its termination) shall be resolved by binding arbitration. If you are employed in the United States, the arbitration shall be pursuant to the NCR dispute resolution policy and the then current rules of the American Arbitration Association and shall be held at a neutral location, in or near the city where you work or have worked for NCR if you reported into an NCR facility; or if you worked out of your residence, the capital city or nearest major city (i.e., with a population in excess of 250,000) in the state in which you reside. If you are employed outside the United States, where permitted by local law, the arbitration shall be conducted in the regional headquarters city of the business organization in which you work. The arbitration shall be held before a single arbitrator who is an attorney or former judge or magistrate knowledgeable in employment law and/or competition law. The arbitrator's decision and award shall be final and binding and may be entered in any court having jurisdiction. For arbitrations held in the United States, issues of arbitrability shall be determined in accordance with the federal substantive and procedural laws relating to arbitration; all other aspects shall be interpreted in accordance with the laws of the State of Ohio, without regard to its conflict of laws principles. Each party shall bear its own attorney's fees associated with the arbitration and other costs and expenses of the arbitration shall be borne as provided by the rules of the American Arbitration Association for an arbitration held in the United States, or similar applicable rules for an arbitration held outside the United States. The Stock Units will be forfeited if the Committee determines that you engaged in misconduct in connection with your employment with NCR. If any portion of this paragraph is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate or any other part of this paragraph.
Notwithstanding the preceding subparagraph, you acknowledge that if you breach Section 13, NCR will sustain irreparable injury and will not have an adequate remedy at law. As a result, you agree that in the event of your breach of Section 13, NCR may, in addition to any other remedies available to it, bring an action in a court of competent jurisdiction for equitable relief to preserve the status quo pending appointment of an arbitrator and completion of an arbitration.
16.    Subject to the terms of this Agreement, you may at any time designate one or more beneficiaries to receive all or part of any shares of NCR common stock underlying the Stock Units. In the event of your death, any such shares distributable hereunder that are subject to such a designation will be distributed to such beneficiary or beneficiaries in accordance with this Agreement. Any other shares of NCR common stock underlying the Stock Units not designated by you will be distributable to your estate. If there is any question as to the legal right of any beneficiary to receive a distribution hereunder, the shares of NCR common stock underlying the Stock Units in question may be transferred to your estate, in which event NCR will have no further liability to anyone with respect to such shares.
17.    By accepting this award, you agree that data, including your personal data, necessary to administer this award may be exchanged among NCR and its subsidiaries and affiliates as necessary, and with any vendor engaged by NCR to administer this award. You also consent to receiving information and materials in connection with this award or any subsequent awards under the Plan or any successor thereto, including without limitation any prospectuses and plan documents, by any means of electronic delivery available now and/or in the future (including without limitation by e-mail, by Web site access and/or by facsimile), such consent to remain in effect unless and until revoked in writing by you.

18.    Your participation in the Plan is voluntary.  The value of this award is an extraordinary item of income, is not part of your normal or expected compensation and shall not be considered in calculating any severance, redundancy, end of service payments, bonus, long-service awards, pension, retirement or other benefits or similar payments.  The Plan is discretionary in nature.  This award is a one-time benefit that does not create any contractual or other right to receive additional awards or other benefits in the future.  Future grants, if any, are at the sole grace and discretion of NCR, including but not limited to, the timing of the grant, amount and vesting provisions.

19.    The provisions of this Agreement are severable. If any provision of this Agreement is held to be unenforceable or invalid by a court or other tribunal of competent jurisdiction (including an arbitration tribunal), it shall be severed and shall not affect any other part of this Agreement, which will be enforced as permitted by law.
20.    The terms of this award of Stock Units as evidenced by this Agreement may be amended by the NCR Board of Directors or the Committee.
21.    In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail, except that with respect to matters involving choice of law the terms and conditions of Section 15 of this Agreement shall prevail.
22.    Notwithstanding any other provision of this Agreement, this award of Stock Units and your right to receive payment of any Stock Units that become Vested hereunder are subject to your timely annual certification to NCR's Code of Conduct, and in the event of your failure to timely provide any such certification as may be required prior to the date that Stock Units would otherwise be paid under this Agreement, those Stock Units shall be forfeited.